This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 30th day of July, 2004.

                                      COLLEGE AND UNIVERSITY FACILITY
                                       LOAN TRUST TWO

                                      By: US Bank, not in its individual
                                          capacity, but solely as Owner Trustee
                                          under a Declaration of Trust dated
                                          March 11, 1988 and amended and
                                          restated on May  12, 1988, and
                                          December 4, 1989.


                                      By Diana J. Kenneally
                                         Assistant Vice President